Exhibit 4(g)












                  PREFERRED SECURITIES GUARANTEE AGREEMENT





                      NORTHWESTERN CAPITAL FINANCING I

                            Cross-Reference Table
                         for the Guarantee Agreement

   Section of                                             Section of
   Trust Indenture Act                                    Guarantee
   of 1939, as amended                                    Agreement
   -------------------                                    ---------

   Section 310(a)  . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
           310(b)  . . . . . . . . . . . . . . . . . . . . .  4.1(c), 2.8
           310(c)  . . . . . . . . . . . . . . . . . . . . Not Applicable
   Section 311(a)  . . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
           311(b)  . . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
           311(c)  . . . . . . . . . . . . . . . . . . . . Not Applicable
   Section 312(a)  . . . . . . . . . . . . . . . . . . . . . . . . 2.2(a)
           312(b)  . . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
           313 . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3
   Section 314(a)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.4
           314(b)  . . . . . . . . . . . . . . . . . . . . Not Applicable
           314(c)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.5
           314(d)  . . . . . . . . . . . . . . . . . . . . Not Applicable
           314(e)  . . . . . . . . . . . . . . . . . . . . . . . 2.5, 3.2
           314(f)  . . . . . . . . . . . . . . . . . . . . . . . 2.1, 3.2
   Section 315(a)  . . . . . . . . . . . . . . . . . . . . . . . . 3.1(d)
           315(b)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.7
           315(c)  . . . . . . . . . . . . . . . . . . . . . . . . .  3.1
           315(d)  . . . . . . . . . . . . . . . . . . . . . . . . 3.1(d)
   Section 316(a)  . . . . . . . . . . . . . . . . . . . . .  5.4(a), 2.6
           316(b)  . . . . . . . . . . . . . . . . . . . . . . . . .  5.3
           316(c)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.2
   Section 317(a)  . . . . . . . . . . . . . . . . . . . . Not Applicable
          317(b) . . . . . . . . . . . . . . . . . . . . . Not Applicable
   Section 318(a)  . . . . . . . . . . . . . . . . . . . . . . . . 2.1(b)
           318(b)  . . . . . . . . . . . . . . . . . . . . . . . . .  2.1
           318(c)  . . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)

   ----------
   Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Guarantee Agreement.

















                              TABLE OF CONTENTS

                                                                     Page
                                  ARTICLE I
                       DEFINITIONS AND INTERPRETATION

   SECTION 1.1.  Definitions and Interpretation  . . . . . . . . . .    1
                  Affiliate  . . . . . . . . . . . . . . . . . . . .    2
                  Common Securities  . . . . . . . . . . . . . . . .    2
                  Common Securities Guarantee Agreement  . . . . . .    2
                  Covered Person . . . . . . . . . . . . . . . . . .    2
                  Event of Default . . . . . . . . . . . . . . . . .    2
                  Guarantee Payments . . . . . . . . . . . . . . . .    2
                  Holder . . . . . . . . . . . . . . . . . . . . . .    3
                  Indemnified Person . . . . . . . . . . . . . . . .    3
                  Indenture  . . . . . . . . . . . . . . . . . . . .    3
                  Majority in liquidation amount of the Securities .    3
                  Officers' Certificate  . . . . . . . . . . . . . .    3
                  Person . . . . . . . . . . . . . . . . . . . . . .    4
                  Preferred Guarantee Trustee  . . . . . . . . . . .    4
                  Responsible Officer  . . . . . . . . . . . . . . .    4
                  Successor Preferred Guarantee Trustee  . . . . . .    4
                  Trust Indenture Act  . . . . . . . . . . . . . . .    4

                                 ARTICLE II
                             TRUST INDENTURE ACT

   SECTION 2.1.  Trust Indenture Act; Application  . . . . . . . . .    4
   SECTION 2.2.  Lists of Holders of Securities  . . . . . . . . . .    5
   SECTION 2.3.  Reports by the Preferred Guarantee Trustee  . . . .    5
   SECTION 2.4.  Periodic Reports to Preferred Guarantee Trustee . .    5
   SECTION 2.5.  Evidence of Compliance with Conditions Precedent  .    5
   SECTION 2.6.  Events of Default; Waiver . . . . . . . . . . . . .    6
   SECTION 2.7.  Event of Default; Notice  . . . . . . . . . . . . .    6
   SECTION 2.8   Conflicting Interests . . . . . . . . . . . . . . .    6

                                 ARTICLE III
                        POWERS, DUTIES AND RIGHTS OF
                         PREFERRED GUARANTEE TRUSTEE

   SECTION 3.1.  Powers and Duties of the Preferred Guarantee
                 Trustee . . . . . . . . . . . . . . . . . . . . . .    6
   SECTION 3.2.  Certain Rights of Preferred Guarantee Trustee . . .    8
   SECTION 3.3.  Not Responsible for Recitals or Issuance of
                 Guarantee . . . . . . . . . . . . . . . . . . . . .   11

                                 ARTICLE IV
                         PREFERRED GUARANTEE TRUSTEE

   SECTION 4.1.  Preferred Guarantee Trustee; Eligibility  . . . . .   11
   SECTION 4.2.  Appointment, Removal and Resignation of Preferred
                 Guarantee Trustees  . . . . . . . . . . . . . . . .   12






                                  ARTICLE V
                                  GUARANTEE

   SECTION 5.1.  Guarantee . . . . . . . . . . . . . . . . . . . . .   13
   SECTION 5.2.  Waiver of Notice and Demand . . . . . . . . . . . .   13
   SECTION 5.3.  Obligations Not Affected  . . . . . . . . . . . . .   13
   SECTION 5.4.  Rights of Holders . . . . . . . . . . . . . . . . .   14
   SECTION 5.5.  Guarantee of Payment  . . . . . . . . . . . . . . .   14
   SECTION 5.6.  Subrogation . . . . . . . . . . . . . . . . . . . .   15
   SECTION 5.7.  Independent Obligations . . . . . . . . . . . . . .   15

                                 ARTICLE VI
                  LIMITATION OF TRANSACTIONS; SUBORDINATION

   SECTION 6.1.  Limitation of Transactions  . . . . . . . . . . . .   15
   SECTION 6.2.  Ranking . . . . . . . . . . . . . . . . . . . . . .   16

                                 ARTICLE VII
                                 TERMINATION

   SECTION 7.1.  Termination . . . . . . . . . . . . . . . . . . . .   16

                                ARTICLE VIII
                               INDEMNIFICATION

   SECTION 8.1.  Exculpation . . . . . . . . . . . . . . . . . . . .   17
   SECTION 8.2.  Indemnification . . . . . . . . . . . . . . . . . .   17

                                 ARTICLE IX
                                MISCELLANEOUS

   SECTION 9.1.  Successors and Assigns  . . . . . . . . . . . . . .   18
   SECTION 9.2.  Amendments  . . . . . . . . . . . . . . . . . . . .   18
   SECTION 9.3.  Notices . . . . . . . . . . . . . . . . . . . . . .   18
   SECTION 9.4.  Benefit . . . . . . . . . . . . . . . . . . . . . .   19
   SECTION 9.5.  Governing Law . . . . . . . . . . . . . . . . . . .   19

   TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

   SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19








   ----------
   Note: This table of contents shall not, for any purpose, be deemed to be a part of the Guarantee Agreement.







                  PREFERRED SECURITIES GUARANTEE AGREEMENT

                        DATED AS OF NOVEMBER 18, 1998

   This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of November 18, 1998, is executed and delivered by NorthWestern Corporation, a Delaware corporation (the "Guarantor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of NorthWestern Capital Financing I, a Delaware statutory business trust (the "Issuer").

   WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of November 18, 1998, among the trustees of the Issuer named therein, the Guarantor, as sponsor of the Issuer, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof $55,000,000 aggregate stated liquidation amount of Preferred Securities designated the 7.20% Trust Preferred Capital Securities (the "Preferred Securities");

   WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee Agreement, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

   NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders.

                                  ARTICLE I
                       DEFINITIONS AND INTERPRETATION

   SECTION 1.1.  Definitions and Interpretation.

   In this Guarantee Agreement, unless the context otherwise requires:

        (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble above or otherwise in this Guarantee Agreement have the respective meanings assigned to them in the Declaration as in effect on the date hereof;

        (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

        (c)  all references to "the Guarantee Agreement" or "this
             Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;





        (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

        (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires; and

        (f) a reference to the singular includes the plural and vice versa.

   "Affiliate" has the same meaning as given to that term in Rule 405 promulgated under the Securities Act of 1933, as amended, or any successor rule thereunder.

   "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

   "Common Securities Guarantee Agreement" means the guarantee agreement dated as of the date hereof executed by the Guarantor for the benefit of the holders from time to time of the Common Securities.

   "Covered Person" means any Holder or beneficial owner of Preferred
   Securities.

   "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

   "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Preferred Securities to the extent the Guarantor has made a payment of principal or interest on the Debentures (as defined in the Declaration), (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Guarantor has made a payment of principal or interest on the Debentures, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities as provided in the Declaration or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment to the extent the Issuer has funds legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities






   Guarantee Agreement are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Guarantee Agreement.

   "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the Holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

   "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Preferred Guarantee Trustee.

   "Indenture" means the Indenture dated as of August 1, 1995, between the Guarantor (the "Debenture Issuer") and The Chase Manhattan Bank (as successor to The Chase Manhattan Bank (N.A.)), as trustee, and any indenture supplemental thereto pursuant to which certain subordinated debt securities of the Debenture Issuer are to be issued to the Property Trustee of the Issuer.

   "Majority in liquidation amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by the Holders of Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

   "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

        (a)  a statement that each officer signing the Officers'
             Certificate has read the covenant or condition and the definition relating thereto;

        (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

        (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and








        (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

   "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

   "Preferred Guarantee Trustee" means Wilmington Trust Company, in its capacity as trustee hereunder and not in its individual capacity, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means such Successor Preferred Guarantee Trustee.

   "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Corporate Trust Department of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

   "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

   "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                                 ARTICLE II
                             TRUST INDENTURE ACT

   SECTION 2.1.  Trust Indenture Act; Application.

        (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and

        (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.









   SECTION 2.2.  Lists of Holders of Securities.

        (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the name and addresses of the Holders of the Preferred Securities as of such date, (i) within 14 days after January 1 and June 30 of each year, and
             (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a list of Holders as of a date no more than 14 days before such list of Holders is given to the Preferred Guarantee Trustee, provided that the Guarantor shall not be obligated to provide such list of Holders at any time the list of Holders does not differ from the most recent list of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any list of Holders previously given to it on receipt of a new list of Holders.

        (b) The Preferred Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and 312(b) of the Trust Indenture Act.

   SECTION 2.3.  Reports by the Preferred Guarantee Trustee.

   Within 60 days after May 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

   SECTION 2.4.  Periodic Reports to Preferred Guarantee Trustee.

   The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

   SECTION 2.5.  Evidence of Compliance with Conditions Precedent.

   The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.









   SECTION 2.6.  Events of Default; Waiver.

   The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

   SECTION 2.7.  Event of Default; Notice.

        (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default known to the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

        (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice as provided in Section 9.3, or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice, of such Event of Default.

   SECTION 2.8   Conflicting Interests.

   The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                 ARTICLE III
                        POWERS, DUTIES AND RIGHTS OF
                         PREFERRED GUARANTEE TRUSTEE

   SECTION 3.1.  Powers and Duties of the Preferred Guarantee Trustee.

        (a) This Guarantee Agreement shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder of Preferred Securities exercising his or






             her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

        (b) If an Event of Default has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Preferred Securities.

        (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        (d) No provision of this Guarantee Agreement shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Preferred Guarantee Trustee; and

                  (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred






                       Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

             (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

             (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Guarantee Agreement; and

             (iv) no provision of this Guarantee Agreement shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity for such risk or liability is not reasonably assured to it.

   SECTION 3.2.  Certain Rights of Preferred Guarantee Trustee.

        (a)  Subject to the provisions of Section 3.1:

             (i) the Preferred Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request,






                  direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

             (ii) any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by a Direction or an Officers' Certificate;

             (iii) whenever, in the administration of this Guarantee Agreement, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

             (iv) the Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof);

             (v) the Preferred Guarantee Trustee may consult with counsel (which counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees), and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, and the Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

             (vi) the Preferred Guarantee Trustee shall be under no
                  obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Preferred Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing






                  contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement;

             (vii) the Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

             (viii) the Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

             (ix) any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action, and no third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action; and

             (x) whenever in the administration of this Guarantee Agreement the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions.








        (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

   SECTION 3.3.  Not Responsible for Recitals or Issuance of Guarantee.

   The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The
   Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.


                                 ARTICLE IV
                         PREFERRED GUARANTEE TRUSTEE

   SECTION 4.1.  Preferred Guarantee Trustee; Eligibility.

        (a) There shall at all times be a Preferred Guarantee Trustee which shall:

             (i)  not be an Affiliate of the Guarantor; and

             (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.








        (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

        (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

   SECTION 4.2. Appointment, Removal and Resignation of Preferred Guarantee Trustees.

        (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

        (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

        (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

        (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this
             Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition a court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.











                                  ARTICLE V
                                  GUARANTEE

   SECTION 5.1.  Guarantee.

   The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

   SECTION 5.2.  Waiver of Notice and Demand.

   The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

   SECTION 5.3.  Obligations Not Affected.

   The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

        (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

        (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures);

        (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;






        (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

        (e) any invalidity of, or defect or deficiency in the Preferred Securities;

        (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

        (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

   There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

   SECTION 5.4.  Rights of Holders.

        (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Guarantee Agreement.

        (b) If the Preferred Guarantee Trustee fails to enforce this Guarantee Agreement, any Holder of Preferred Securities may, after such Holder's written request to the Preferred Guarantee Trustee to enforce this Guarantee Agreement, institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other Person.

   SECTION 5.5.  Guarantee of Payment.

   This Guarantee Agreement creates a guarantee of payment and not of collection. The Guarantor agrees that this Guarantee Agreement shall not be discharged except by payment of the Guarantee Payments in full and by complete performance of all obligations of the Guarantor contained in this Guarantee Agreement.









   SECTION 5.6.  Subrogation.

   The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

   SECTION 5.7.  Independent Obligations.

   The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                 ARTICLE VI
                  LIMITATION OF TRANSACTIONS; SUBORDINATION

   SECTION 6.1.  Limitation of Transactions.

   So long as any Preferred Securities remain outstanding, if there shall have occurred an Event of Default, or an event of default under the Declaration, or if the Guarantor has given notice of its selection of an extended interest period with respect to the Debentures and such period, or any extension thereof, is continuing, then, in each case,
   (a) the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and
   (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures; provided that the foregoing restrictions shall not apply to (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor (A) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (B) in connection with a dividend reinvestment or stockholder stock purchase plan or (C) in connection with the issuance of capital stock of the Guarantor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition






   transaction entered into prior to such extended interest period, (ii) an exchange, redemption or conversion of any class or series of the Guarantor's capital stock (or any capital stock of a subsidiary of the Guarantor) for any class or series of the Guarantor's capital stock or of any class or series of the Guarantor's indebtedness for any class or series of the Guarantor's capital stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock, or (vi) payments by the Guarantor under this Guarantee or under any similar guarantee by the Guarantor with respect to any securities of its subsidiaries, provided the proceeds from the issuance of such securities were used to purchase junior subordinated deferrable interest debentures issued by such subsidiary. In addition, so long as any Preferred Securities remain outstanding, the Guarantor (x) will remain the sole direct or indirect owner of all the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent such transfer is permitted under the Declaration, provided that any permitted successor of the Guarantor under the Indenture may succeed to the Guarantor's ownership of the Common Securities and (y) will use its reasonable efforts to cause the Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Debentures.

   SECTION 6.2.  Ranking.

   This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Debentures, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.


                                 ARTICLE VII
                                 TERMINATION

   SECTION 7.1.  Termination.

   This Guarantee Agreement shall terminate upon (i) full payment of the Redemption Price of all Securities, (ii) the distribution of the Debentures to the Holders of all of the Securities or (iii) full






   payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Guarantee Agreement.


                                ARTICLE VIII
                               INDEMNIFICATION

   SECTION 8.1.  Exculpation.

        (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

        (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

   SECTION 8.2.  Indemnification.

        (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person in accordance with this Guarantee Agreement, except that no Indemnified Person shall be entitled to be






             indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

        (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).


                                 ARTICLE IX
                                MISCELLANEOUS

   SECTION 9.1.  Successors and Assigns.

   All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

   SECTION 9.2.  Amendments.

   Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of at least 66-2/3% in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

   SECTION 9.3.  Notices.

   All notices provided for in this Guarantee Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

        (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):







                  Wilmington Trust Company
                  Rodney Square North
                  1100 N. Market Street
                  Wilmington, Delaware  19890-0001
                  Attn: Corporate Trust Administration

        (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

                  NorthWestern Corporation
                  125 S. Dakota Avenue, Suite 1100
                  Sioux Falls, South Dakota 57104

        (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

   All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

   SECTION 9.4.  Benefit.

   The guarantee provided pursuant to Section 5.1 is solely for the benefit of the Holders and the Preferred Guarantee Trustee and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

   SECTION 9.5.  Governing Law.

   THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.





















   THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                 NORTHWESTERN CORPORATION


                                 By:/s/ Richard R. Hylland
                                    ------------------------------------
                                    Richard R. Hylland
                                    President and Chief Operating Officer


                                 WILMINGTON TRUST COMPANY,
                                 as Preferred Guarantee Trustee


                                 By:/s/ Donald G. Mackelcan
                                    ------------------------------------
                                    Name:  Donald G. Mackelcan
                                    Title: Assistant Vice President
































